                            INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-22121 of Koll Real Estate Group, Inc. on Form S-4 of our report dated February 18, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Costa Mesa, California
April 9, 1997